UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2012

Aegerion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Suite 1850

Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

(617) 500-7867

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 12, 2012, in connection with the Company’s closing of its Bedminster, New Jersey office on December 31, 2011 and the consolidation of facilities and related administrative functions into its Cambridge, Massachusetts headquarters (as discussed in its most recent Quarterly Report on Form 10-Q for the period ending September 30, 2011), Aegerion Pharmaceuticals, Inc. (the “Company”) terminated the employment of John Cavan as the Company’s Chief Accounting Officer and principal accounting officer, without cause. Mr. Cavan’s termination will be effective as of February 29, 2012, and Mr. Cavan has agreed to provide transitional services to the Company through February 29, 2012.

(c)

In connection with Mr. Cavan’s termination, the Company appointed Mark Fitzpatrick, age 49 and the Company’s Chief Financial Officer, to the role of the Company’s principal accounting officer. No change has been made to Mr. Fitzpatrick’s compensation as set forth in Mr. Fitzpatrick’s employment agreement, attached as an exhibit to the Company’s quarterly report on Form 10-Q for the period ended March 31, 2011, filed with the Securities and Exchange Commission on May 16, 2011, as a result of this appointment. There are no family relationships between Mr. Fitzpatrick with any other executive officers of the Company or members of the Board of Directors, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGERION PHARMACEUTICALS, INC.

Date: January 19, 2012	By:	/s/ Marc D. Beer
	Name:	Marc D. Beer
	Title:	Chief Executive Officer